Exhibit 10.1

Execution Version

$300,000,000

EAGLE ROCK ENERGY PARTNERS, L.P.
EAGLE ROCK ENERGY FINANCE CORP.

8 3/8% Senior Notes due 2019

Purchase Agreement

May 24, 2011

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

BNP Paribas Securities Corp.

RBS Securities Inc.

As Representatives of the several
Initial Purchasers listed in Schedule 1 hereto

c/o Wells Fargo Securities, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288

Ladies and Gentlemen:

Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Eagle Rock Energy Finance Corp., a Delaware corporation (“FinanceCo” and, together with the Partnership, the “Issuers”) propose to issue and sell to the several purchasers named in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $300,000,000 aggregate principal amount of their 8 3/8% Senior Notes due 2019 (the “Notes”), which will be unconditionally guaranteed on a senior unsecured basis as to principal, premium, if any, and interest (the “Guarantees” and, together with the Notes, the “Securities”) by the subsidiaries of the Partnership listed in Schedule 2A hereto (each individually, a “Guarantor” and collectively, the “Guarantors”). The Issuers and the Guarantors are referred to collectively as the “Eagle Rock Parties.”  The Eagle Rock Parties (other than the Partnership), together with Sweeny Gathering L.P., a Texas limited partnership (“Sweeny”) are referred to collectively as the “Subsidiaries.”  The Securities will be issued pursuant to an Indenture (the “Indenture”) to be dated as of the Closing Date (as defined in Section 1) among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations from the Issuers.

The Securities will be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the

Securities Act (“Regulation S”).  The Initial Purchasers have advised the Issuers that they will offer and sell the Notes purchased by them hereunder in accordance with Section 1 hereof as soon as the Representatives deem advisable.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date, among the Initial Purchasers and the Eagle Rock Parties (the “Registration Rights Agreement”), pursuant to which the Eagle Rock Parties will agree to file with the Securities and Exchange Commission (the “Commission”) (i) a registration statement under the Securities Act relating to another series of debt securities of the Issuers and the guarantees of the Guarantors under the Indenture, each respectively with terms substantially identical to the Notes (the “Exchange Notes”) and the Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees (the “Exchange Offer”), and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use their commercially reasonable efforts to cause such registration statements to be declared effective.  The Exchange Notes and the Exchange Guarantees are herein collectively referred to as the “Exchange Securities.”

This Agreement, the Registration Rights Agreement, the Indenture and the Notes are hereinafter collectively referred to as the “Transaction Documents” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”

In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum, dated May 18, 2011 (the “Preliminary Memorandum”), the Offering Memorandum (as defined below) and a Final Memorandum (as defined below), dated the date hereof.  Each of the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum is referred to herein as a “Memorandum.”  Each Memorandum sets forth certain information concerning the Issuers, the Notes, the Transaction Documents and the Transactions for use by the Initial Purchasers in connection with the solicitation of offers for or sales of the Securities.  The Issuers hereby confirm that they have authorized the use of the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers.

Prior to the first time when the sales of the Notes were first made (the “Time of Sale”), the Issuers have prepared and delivered to the Initial Purchasers a pricing supplement (the “Pricing Supplement”) dated May 24, 2011, in the form attached as Schedule 3 hereto.  The Pricing Supplement together with the Preliminary Memorandum is referred to herein as the “Offering Memorandum.”

Promptly after the Time of Sale and in any event no later than the second Business Day following the Time of Sale, the Issuers will prepare and deliver to each Initial Purchaser a Final Offering Memorandum (the “Final Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Memorandum is delivered to each Initial Purchaser, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Memorandum.

All references herein to the terms “Offering Memorandum” and “Final Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Offering Memorandum (including the Preliminary Memorandum) or the Final Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Memorandum.

Eagle Rock Energy GP, L.P., a Delaware limited partnership (the “General Partner”), is the sole general partner of the Partnership.  Eagle Rock Energy G&P, LLC, a Delaware limited liability company (“G&P LLC”), is the sole general partner of the General Partner, and the Partnership is the sole limited partner of the General Partner.  The Partnership is the sole member of G&P LLC.

1.             Purchase of the Securities by the Initial Purchasers; Delivery and Payment.  (a)  The Issuers, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 96.779% of the principal amount thereof plus accrued interest, if any, from May 27, 2011 to the Closing Date.  The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Issuers acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(c)           Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP, 717 Texas, Suite 1600, Houston, Texas 77002, at 9:00 A.M., local time, on May 27, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Issuers may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representatives against delivery of the Notes through the facilities of DTC, for the account of the Initial Purchasers.  Concurrently, the Company will deliver to the Trustee, as custodian for DTC, one or more global notes representing the Securities, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers.

2.             Representations and Warranties of the Eagle Rock Parties.  The Eagle Rock Parties jointly and severally represent and warrant to, and agree with each Initial Purchaser that:

(a)           Offering Memorandum.  The Offering Memorandum at the Time of Sale and at the Closing Date, and the Final Memorandum as of its date and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from any Memorandum made in reliance upon and in conformity with information furnished in writing to the Issuers by the Initial Purchasers through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described in Section 6(b) hereof.  The statistical and industry data included in each Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects.

(b)           Issuer Written Communication.  The Eagle Rock Parties (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Written Communication”) other than (i) the Preliminary Memorandum, (ii) the Final Memorandum, (iii) the Pricing Supplement, which constitutes part of the Offering Memorandum, and (iv) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives in accordance with Section 3(c) and, such Issuer Written Communication when taken together with the Offering Memorandum, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Eagle Rock Parties make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representatives expressly for use in any Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described in Section 6(b) hereof.

(c)           Incorporated Documents.  The documents incorporated by reference in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Preliminary Memorandum, the Offering Memorandum or the Final Memorandum, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Financial Statements.  The historical financial statements and the related notes and supporting schedules thereto included or incorporated by reference in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum comply as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act, and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified, except to the extent disclosed therein; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum has been derived from, and prepared on a basis consistent with, the accounting records of the Partnership and its consolidated subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial information, and the assumptions used and adjustments made in connection with the preparation of such pro forma financial information are, in the opinion of management of the Issuers, reasonable and appropriate to give effect to the transactions and circumstance referred to therein.

(e)           No Material Adverse Change.  Since the date of the most recent financial statements of the Partnership included or incorporated by reference in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum, (i) there has not been any change in the equity interests or outstanding indebtedness of any of the Partnership or the Subsidiaries that is material to the Eagle Rock Parties, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, partners’ equity, results of operations or prospects of the Partnership or the Subsidiaries, taken as a whole; (ii) the Partnership and the Subsidiaries have not entered into any transaction or agreement (other than in the ordinary course of business) that, singly or in the aggregate, is material to the Partnership or the Subsidiaries, taken as a whole , or incurred any liability or obligation, direct or contingent, that is material to the Partnership or the Subsidiaries, taken as a whole (other than in the ordinary course of business); and (iii) the Partnership and the Subsidiaries have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clauses (i), (ii) and (iii), as otherwise disclosed in the Offering Memorandum and the Final Memorandum.

(f)            Organization and Good Standing.  The Partnership and each of the Subsidiaries has been duly formed or incorporated, as the case may be, and is validly existing and in good standing as a limited partnership, limited liability company or corporation, as the case may be, under the laws of the State of Delaware or the State of Texas, as the case may be, with full limited partnership, limited liability company or corporate power and authority to own or lease properties and to conduct their respective business in all material respects as described in the Offering Memorandum and the Final Memorandum and to execute and deliver this Agreement and to perform their respective obligations under the Transaction Documents.  The Partnership and each of the Subsidiaries is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as the case may be, and is in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial conditions, results of operations or prospects of the Issuer and the Subsidiaries, taken as a whole, or on their ability to perform their respective obligations under the Transaction Documents (a “Material Adverse Effect”).

(g)           Ownership: Partnership.  The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership and all necessary limited partnership power and authority to act as the general partner of the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same has been and may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens other than those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) or the Partnership Agreement.

(h)           Ownership: FinanceCo.  The Partnership owns, directly or indirectly, 100% of the capital stock of FinanceCo; such capital stock has been duly authorized and validly issued in accordance with the bylaws of FinanceCo, and is fully paid and nonassessable; all of such outstanding capital stock is owned by the Partnership, free and clear of all liens other than those created by or arising under that certain Credit Agreement dated December 13, 2007 among the Partnership and Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, National Association), as administrative agent and swingline lender, Bank of America, N.A., as syndication agent, HSH Nordbank AG, New York Branch, the Royal Bank of Scotland, plc, and BNP Paribas, as co-documentation agents, and lenders parties thereto, (as amended or modified from time to time, the “Credit Agreement”).

(i)            Ownership: Subsidiaries.  The Partnership owns, directly or indirectly, 100% of the capital stock, membership interests or partnership interests, as the case may be, of each Subsidiary other than Sweeny; the Partnership owns, directly or indirectly, a 1% general partner and 49% limited partner interest in Sweeny; such membership interests or partnership interests, as the case may be, have been duly authorized and validly issued in accordance with the limited liability company agreement or partnership agreement, as the case may be, of the respective Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement, as the case may be) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, Sections 17-303, 17-607 and 17-804 of the DRULPA, in the case of a Delaware limited partnership, Section 101.206 of the Texas Business Organizations Code (the “TBOC”), in the case of a Texas limited liability company, and Sections 153.102 and 153.210 of the TBOC, in the case of a Texas limited partnership); all of such outstanding membership interests and partnership interests are owned by the Partnership, free and clear of all liens other than those created by or arising under the Credit Agreement.  All equity interests in the Subsidiaries have been issued in compliance with the applicable Constituent Documents (as defined below) and all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.  No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into equity interests in any of the Subsidiaries are outstanding.

(j)            No Other Subsidiaries.  The Partnership has no other direct or indirect “subsidiaries” (as defined under the Securities Act) other than the Subsidiaries (other than Sweeny).  Other than its ownership interest in the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock, any other equity interests or any long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(k)           Authority to Act as General Partner.  Each of the Subsidiaries set forth under the heading “General Partner” on Schedule 2B attached hereto has all necessary limited liability company power and authority to act as general partner of each of the subsidiaries set forth opposite its name under the heading “Limited Partnerships” on Schedule 2B attached hereto.

(l)            Capitalization.  As of March 31, 2011, the Partnership had or would have had, on the consolidated historical, pro forma and pro forma as adjusted basis indicated in the Offering Memorandum and the Final Memorandum (and any amendment or supplement thereto), a capitalization as set forth therein.

(m)          Due Authorization.  Each of the Eagle Rock Parties have full right, power and authority to execute and deliver the Transaction Documents to which they are a party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the Transactions has been, or as of the Closing Date will have been, duly and validly taken.

(n)           The Indenture.  The Indenture has been duly authorized by the Eagle Rock Parties and, at the Closing Date, will have been validly executed and delivered by them, and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Eagle Rock Parties enforceable against the Eagle Rock Parties in accordance with its terms; provided that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(o)           The Notes.  The Notes have been duly authorized by the Issuers for issuance and sale to the Initial Purchasers pursuant to this Agreement and the Indenture and, when duly and validly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)           The Exchange Notes.  The Exchange Notes have been duly authorized by the Issuers for issuance and sale and, when duly and validly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(q)           The Guarantees.  Each Guarantee has been duly authorized for issuance and sale to the Initial Purchasers pursuant to this Agreement and the Indenture by each of the Guarantors and, when the Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for and delivered as provided herein, such Guarantee will constitute a valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(r)            The Exchange Guarantees.  Each Exchange Guarantee has been duly authorized by each of the Guarantors for issuance and sale and, when the Exchange Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture, such Exchange Guarantee will constitute a valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(s)           The Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by the Eagle Rock Parties and, when executed and delivered by the parties thereto at the Closing Date, will have been validly executed and delivered in accordance with its terms by each of the Eagle Rock Parties, and, assuming due authorization, execution and delivery by the other parties thereto, will constitute a valid and legally binding agreement of the Eagle Rock Parties enforceable against the Eagle Rock Parties in accordance with its terms, subject to the Enforceability Exceptions.

(t)            Purchase Agreement.  This Agreement has been duly authorized and validly executed and delivered by each of the Eagle Rock Parties.

(u)           Trust Indenture Act.  The Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and to the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(v)           Description of Transaction Documents.  The statements set forth in the Offering Memorandum under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Notes and the Registration Rights Agreement, and under the captions “Business,” “Management,” “Related Party Transactions,” “Description of Other Indebtedness” and “Certain United States Federal Income Tax Considerations” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate in all material respects.

(w)          The Partnership Agreement.  The Partnership Agreement has been duly authorized, validly executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.

(x)            Subsidiary Constituent Documents.  The certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement or partnership agreement, as applicable (each, a “Constituent Document”), of each Subsidiary has been duly authorized, validly executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.

(y)           No Violation or Default.  None of the Eagle Rock Parties is (i) in violation of its Constituent Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have a Material Adverse Effect.

(z)            No Conflicts.  The execution, delivery and performance (subject to the Enforceability Exceptions) by each of the Eagle Rock Parties of each of the Transaction Documents to which it is a party, the issuance of the Securities and the Exchange Securities and compliance by the Eagle Rock Parties with the terms thereof and the consummation of the Transactions does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (ii) result in any violation of the provisions of the Constituent Documents of any of the Partnership or the Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default except as would not reasonably be expected to have a Material Adverse Effect.

(aa)         No Consents Required.  Except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required (A) under applicable state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (B) with respect to the Exchange Securities under the Securities Act, the Trust Indenture Act and applicable state securities or “Blue Sky” laws as contemplated by the Registration Rights Agreement, (ii) such consents that have been, or prior to the Closing Date will have been, obtained and (iii) such consents that, if not obtained, would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any of the Eagle Rock Parties or any of their respective properties is required in connection with the offering, issuance and sale of the Securities by the Eagle Rock Parties in the manner contemplated herein or in the Offering Memorandum, the execution, delivery and performance of this Agreement, the Indenture, the Notes and the Registration Rights Agreement by the Eagle Rock Parties or the consummation by the Eagle Rock Parties of the transactions contemplated hereby or thereby.

(bb)         Legal Proceedings.  Except as described in the Offering Memorandum and the Final Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Eagle Rock Parties, threatened to which any Issuer or Subsidiary is or may be a party or to which any property of any Issuer or Subsidiary is or may be the subject that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(cc)         Independent Accountants.  Each of Deloitte & Touche LLP, which has expressed its opinion with respect to certain financial statements of the Partnership contained or incorporated by reference in the Offering Memorandum and the Final Memorandum, and KPMG LLP is an independent registered public accounting firm with respect to the Partnership within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Exchange Act; Grant Thornton LLP, which has expressed its opinion with respect to certain financial statements of CC Energy II L.L.C., a Delaware limited liability company, contained or incorporated by reference in the Offering Memorandum and the Final Memorandum, are independent certified public accountants with respect to CC Energy II L.L.C., a Delaware limited liability company, under rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings.

(dd)         Title to Real and Personal Property.  Except as described in the Offering Memorandum and the Final Memorandum, the Partnership and the Subsidiaries have good and marketable title to, or, with respect to properties held under lease, have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the businesses of the Partnership and the Subsidiaries, in each case free and clear of all liens, security interests, encumbrances, claims and defects and imperfections of title except those that (i) arise pursuant to the Credit Agreement; (ii) do not materially interfere with the use made and proposed to be made of such property by the Partnership and the Subsidiaries or (iii) would not reasonably be expected to have a Material Adverse Effect.

(ee)         Rights-of-Way.  The Partnership and the Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the Offering Memorandum and the Final Memorandum, subject to such qualifications as may be set forth therein and except for such rights-of-way that, if not obtained, would not reasonably be expected to have a Material Adverse Effect; the Issuers and have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Offering Memorandum and the Final Memorandum; and except as described in the Offering Memorandum and the Final Memorandum, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and the Subsidiaries, taken as a whole.

(ff)           Investment Company.  None of the Eagle Rock Parties is now, and after the sale of the Notes to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Offering Memorandum and the Final Memorandum under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg)         Taxes.  (i) The Partnership and the Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and each such return is correct and complete, and (ii) except as otherwise disclosed in the Offering Memorandum and the Final Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Partnership or the Subsidiaries or any of their respective properties or assets, except, in the case of each of clauses (i) and (ii) above, for any such failure to so pay or file or deficiency that (A) is being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles, or (B) would not reasonably be expected to have a Material Adverse Effect.

(hh)         Licenses and Permits.  The Partnership and the Subsidiaries possess all licenses, certificates, permits and other authorizations (“permits”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties and the conduct of their respective businesses as described in the Offering Memorandum and the Final Memorandum, except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect; and except as described in the Offering Memorandum and the Final Memorandum, the Partnership and the Subsidiaries have fulfilled and performed all their material obligations with respect to such permits, have not received notice of any revocation or modification of any such permits and have no reason to believe that any such permits will not be renewed in the ordinary course except where such renovation, modification, or non-renewal would not reasonably be expected to have a Material Adverse Effect.

(ii)           No Labor Disputes.  No labor disturbance by or dispute with employees of any of the Partnership or the Subsidiaries exists or, to the knowledge of the Partnership, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(jj)           Compliance with Environmental Laws.  (i) The Partnership and the Subsidiaries:  (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Partnership or the Subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not reasonably be expected to have a Material Adverse Effect.

(kk)         Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “controlled group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) to the knowledge of the Partnership, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) no Plan is subject to Title IV of ERISA; except, in the case of each of clauses (i) and (ii) above, for any such failure to maintain or comply or the occurrence of any transaction as would not reasonably be expected to have a Material Adverse Effect.

(ll)           Disclosure Controls.  The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(mm)       No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of G&P LLC, (i) none of the Partnership or the Subsidiaries is aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(nn)         Accounting Controls.  The Partnership maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, G&P LLC’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance that (i) transactions are validly executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(oo)         Insurance.  The Partnership and the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are commercially reasonable for companies engaged in similar business in similar industries; and none of the Partnership or the Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue their business.

(pp)         No Unlawful Payments.  Neither the Partnership nor any of the Subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Partnership or any Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made, authorized, offered or approved any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qq)         Compliance with Money Laundering Laws.  The operations of the Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Issuer or Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(rr)           Compliance with OFAC.  Neither the Partnership nor the Subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of the Partnership or the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)         No General Solicitation.  None of the Eagle Rock Parties or any of their Affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(tt)           Regulation S.  None of the Eagle Rock Parties, any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S.  Terms used in this paragraph have the meanings given to them by Regulation S.

(uu)         Rule 144A.  The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(vv)         Stamp Tax.  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuers of the Notes to the Initial Purchasers as provided herein.

(ww)       Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Partnership as described in the Offering Memorandum and the Final Memorandum will violate Section 7 of the Exchange Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xx)          Statistical and Market Data.  Nothing has come to the attention of the Partnership that has caused the Partnership to believe that the statistical and market-related data included in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(yy)         Sarbanes-Oxley Act.  There is and has been no material failure on the part of any of the Partnership, Subsidiaries or any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(zz)          Reserve Report Data.  The information underlying the estimates of reserves of the Partnership included in the Offering Memorandum and Final Memorandum, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, or as otherwise described in the Offering Memorandum and Final Memorandum, the Partnership is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Offering Memorandum and Final Memorandum.

(aaa)       Independent Reserve Engineering Firm.  Cawley, Gillespie & Associates, Inc. who has certified the oil and gas reserve estimates of the Partnership has represented to the Partnership that it is, and the Partnership believes it to be, an independent reserve engineering firm with respect to the Partnership for the periods set forth in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum.

Any certificate signed by an officer of any of the Eagle Rock Parties and delivered to the Initial Purchasers or counsel to the Initial Purchasers shall be deemed a representation and warranty by such Eagle Rock Party to each Initial Purchaser as to the matters set forth therein.

3.             Further Agreements of the Eagle Rock Parties.  The Eagle Rock Parties jointly and severally covenant and agree with each Initial Purchaser that:

(a)           Notice to Representatives.  The Issuers will prepare the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum in the form approved by the Representatives and, prior to the Closing Date, will not amend or supplement the Preliminary Memorandum, the Offering Memorandum or the Final Memorandum without first furnishing to the Representatives a copy of such proposed amendment or supplement and will not use any amendment or supplement to which the Representatives may object.

(b)           Delivery of Copies.  The Issuers will furnish to the Initial Purchasers and to Counsel for the Initial Purchasers concurrently with the Time of Sale and during the period referred to in paragraph (c) below, without charge, as many copies of the Preliminary Memorandum and the Offering Memorandum and any amendments and supplements thereto as they reasonably may request.

(c)           Written Communications.  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Partnership will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d)           No Untrue Statements.  At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs or condition exists as a result of which, in the judgment of the Issuers or in the opinion of counsel for the

Initial Purchasers, the Preliminary Memorandum or the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Preliminary Memorandum or the Offering Memorandum, to comply with applicable law, the Issuers will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (a) of this Section 3, prepare and provide to the Initial Purchasers, at their own expense, an amendment or supplement that corrects such misstatement or omission or effects a compliance with law; and (iii) supply any supplemented or amended the Preliminary Memorandum or the Offering Memorandum, to the Initial Purchasers and Counsel for the Initial Purchasers, without charge, in such quantities as may be reasonably requested.

(e)           Blue Sky Compliance.  The Issuers will (i) cooperate with the Initial Purchasers to qualify the Notes and the Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and (ii) maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchasers.  The Issuers will promptly advise the Initial Purchasers of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  None of the Eagle Rock Parties shall be required to qualify as a foreign corporation or other entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or other entity.

(f)            Additional Information.  At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, the Issuers will deliver to the Initial Purchasers such additional information concerning the business and financial condition of the Eagle Rock Parties as the Initial Purchasers may from time to time request and whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event.  The Issuers will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of an Issuer or any Guarantor by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Issuers become aware of any such decrease, notice or public announcement.

(g)           Resale by Affiliates.  During the period of one year after the Closing Date, the Issuers will not, and will not cause any of their Affiliates to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(h)           No General Solicitation.  None of the Partnership, the Subsidiaries or any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(i)            Use of Proceeds.  The Issuers will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Preliminary Memorandum and the Offering Memorandum.

(j)            Restrictive Legend.  Each Note shall bear the legend specified in the Indenture until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein.

(k)           Clear Market.  The Issuers will not, directly or indirectly, offer, sell, contract to sell, issue or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, announce the offering of, or file any registration statement in respect of, any securities of an Issuer substantially similar to the Notes or any securities convertible into or exchangeable for the Notes (other than the Notes offered pursuant to this Agreement) for a period of 60 days after the date hereof, without the prior written consent of Wells Fargo Securities, LLC (which consent may be withheld at its sole discretion).

(l)            Reportable Transactions.  The Issuers will, promptly after they have notified the Representatives of any intention by the Issuers to treat the Transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to the Representatives.

(m)          Arms’ Length Negotiation.  The Eagle Rock Parties acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Eagle Rock Parties with respect to the offering of the Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuers or any other person.  Additionally, no Initial Purchaser is advising the Eagle Rock Parties or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Eagle Rock Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the any of the Eagle Rock Parties with respect thereto.  Any review by the Initial Purchasers of any of the Eagle Rock Parties, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of any of the Eagle Rock Parties.

Wells Fargo Securities, LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by any Eagle Rock Parties of any one or more of the foregoing covenants or extend the time for their performance.

4.             Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and warrants to and agrees with the partnership that:

(a)           Qualified Institutional Buyer.  It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).

(b)           Directed Selling Efforts.  None of the Initial Purchasers, any of their Affiliates, nor any person acting on its or their behalf (other than the Eagle Rock Parties, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S.  Terms used in this paragraph have the meanings given to them by Regulation S.

(c)           Limited Solicitation.  It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (1) QIBs, (B) in the case of offers outside the United States, in accordance with the restrictions set forth in Section 4(d).

(d)           Sales Outside the United States.  With respect to offers and sales outside the United States:

(i)            Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

(ii)           Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance on Regulation S and the Closing Date (as defined in the Purchase Agreement dated May 24, 2011 by and among Eagle Rock Energy Partners, L.P., a Delaware limited partnership, and Eagle Rock Energy Finance Corp., a Delaware corporation, as issuers, and the guarantors and initial purchasers named therein), except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

(iii)          Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act..

Terms used in this Section 4(d) have the meanings given to them by Regulation S.

5.             Conditions of Initial Purchasers’ Obligations.  The obligations of the several Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Eagle Rock Parties in Section 2 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the performance by the Eagle Rock Parties of their covenants and agreements hereunder and to the following additional conditions:

(a)           No Downgrade.  From and after the date of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other securities of the Partnership by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of the Partnership (other than an announcement with positive implications of a possible upgrading).

(b)           No Material Adverse Change.  From and after the date of this Agreement, no event or condition of a type described in Section 2(e) hereof shall have occurred or shall exist, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Offering Memorandum and the Final Memorandum.

(c)           Officers’ Certificate.  The Representatives shall have received on and as of the Closing Date a certificate from an executive officer of each Eagle Rock Party who has knowledge of such matters and is satisfactory to the Initial Purchasers (x) confirming that such officers have carefully reviewed the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum and, to the best knowledge of such officers, the matters set forth in Section 2(e) hereof are true and correct, (y) confirming that the representations and warranties of such Eagle Rock Party in this Agreement are true and correct and (z) confirming that such Eagle Rock Party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(d)           Comfort Letters.  On the date of this Agreement and on the Closing Date, each of Deloitte & Touche LLP, KPMG LLP and Grant Thornton LLP shall have furnished to the Representatives, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of the Regulation S-X promulgated by the Commission, (ii) containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall also confirm in all material respects the conclusions and findings set forth in the letter delivered on the date of this Agreement and use a “cut-off” date no more than three business days prior to the Closing Date.

(e)           Opinion and Negative Assurance Statement of Counsel for the Eagle Rock Parties.  Each of (i) Vinson & Elkins L.L.P., counsel for the Eagle Rock Parties, and (ii) Charles Boettcher, General Counsel of G&P LLC, shall have furnished to the Representatives, at the request of the Partnership, their written opinion and/or negative assurance statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto and Annex A-2 hereto, respectively.

(f)            Opinion and Negative Assurance Statement of Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date an opinion and negative assurance statement of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(h)           Reserve Report Confirmation Letters.  On the date of this Agreement and on the Closing Date, Cawley, Gillespie & Associates, Inc. shall have furnished to the Representatives, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information with respect to the estimated oil and gas reserves of the Partnership and the Subsidiaries as reported in letters to the Partnership.

(i)            DTC.  The Notes shall be eligible for clearance and settlement through DTC.

(j)            Indenture; Registration Rights Agreement.  The Initial Purchasers shall have received a counterpart of each of the Indenture and the Registration Rights Agreement that shall have been validly executed and delivered by each of the Eagle Rock Parties and, in the case of the Indenture, the Trustee;

(k)           Additional Documents.  On or prior to the Closing Date, the Eagle Rock Parties shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 6 and 10 hereof shall at all times be effective and shall survive such termination.

6.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers.  The Eagle Rock Parties agree to indemnify and hold harmless each Initial Purchaser, its affiliates, their respective directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Memorandum, the Final Memorandum (or any amendment or supplement thereto), any Issuer Written Communication, the Offering Memorandum, any materials or information provided to investors by, or with the approval of, any of the Eagle Rock Parties in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to any of the Eagle Rock Parties in writing by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in paragraph (b) below.

(b)           Indemnification of the Eagle Rock Parties.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Eagle Rock Parties, their respective directors, managers, officers and employees and each person, if any, who controls any Issuer or Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to any the Eagle Rock Parties in writing by such Initial Purchaser through the Representatives expressly for use in Preliminary Memorandum, the Final Memorandum (or any amendment or supplement thereto), any Issuer Written Communication, the Offering Memorandum, or any Marketing Materials, including any road show or investor presentations made to investors by the Company (whether in person or electronically), it being understood and agreed that the only such information consists of the following information in the Preliminary Memorandum and the Final Memorandum:  (i) the third and fourth paragraphs under the caption “Plan of Distribution,” which paragraphs relates to selling arrangements; (ii) the fifth paragraph under the caption “Plan of Distribution,” which refers to the broker-dealer status of one of the Initial Purchasers; and (iii) the eighth and ninth paragraphs under the caption “Plan of Distribution,” which paragraphs relate to stabilizing transactions and market-making.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) of this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) of this Section 6.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 6 that the Indemnifying Party may designate in such proceeding and shall pay the costs and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors, officers and employees and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Eagle Rock Parties, their respective directors, members, officers and employees and any control persons of the Eagle Rock Parties shall be designated in writing by the Partnership.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have (A) reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement or (B) notified the Indemnified Person in writing that it is disputing in good faith all or any non-reimbursed portion of the fees and expenses included in such request stating in reasonable detail the basis for such dispute.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the total underwriting discounts and commissions received by the Initial Purchasers in connection therewith.  The relative fault of the Issuers on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this

Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.             Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

8.             Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Partnership, if after the Issuers execution and delivery of this Agreement and prior to the Closing Date (a) any events described in Section 5(b) shall have occurred; (b)(i) trading in securities generally on the New York Stock Exchange or NASDAQ Global Select Market shall have been suspended or limited or (ii) other than in connection with an event described in the preceding clause (b)(i), trading of any securities issued or guaranteed by the Issuers on any exchange shall have been suspended or limited; (c) a general moratorium on commercial banking activities shall have been declared by federal or state authorities; or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Offering Memorandum and the Final Memorandum.

9.             Defaulting Initial Purchaser.  (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Preliminary Memorandum and the Final Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Preliminary Memorandum and the Final Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of any of the Eagle Rock Parties, except that the Eagle Rock Parties will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Eagle Rock Parties or any non-defaulting Initial Purchaser for damages caused by its default.

10.           Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers will pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing of Preliminary Memorandum, the Offering Memorandum, any Issuer Written Communication and the Final Memorandum (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of counsel to the Eagle Rock Parties and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (ix) all expenses incurred by the Issuers in connection with any “road show” presentation to potential investors (subject to the reimbursement by the Initial Purchasers of one-half of the costs of using an airplane with respect to any such “road show” presentation); provided that, except as provided in this Section 10, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

(b)           If (i) the Issuers for any reason fail to tender the Securities for delivery to the Initial Purchasers or (ii) this Agreement is terminated pursuant to Section 8(a) or Section 8(b)(ii), the Issuers agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 6 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Eagle Rock Parties and the Initial Purchasers contained in this Agreement or made by or on behalf of the Eagle Rock Parties or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Eagle Rock Parties or the Initial Purchasers.

13.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14.           Research Analyst Independence.  The Issuers acknowledge that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuers by such Initial Purchasers’ investment banking divisions.  The Issuers acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.           No Fiduciary Duty.  The Partnership and the Subsidiaries acknowledge and agree that in connection with this offering and sale of the Securities or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship between the Partnership and the Subsidiaries and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to either the Partnership or the Subsidiaries, such relationship between the Partnership and the Subsidiaries, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Partnership and the Subsidiaries shall be limited to those duties and obligations specifically stated herein; and (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Partnership and the Subsidiaries. The Partnership and the Subsidiaries hereby waive any claims that any such entity may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with this offering.

16.           Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by Wells Fargo Securities, LLC on behalf of the Initial Purchasers, and any such action taken by Wells Fargo Securities, LLC shall be binding upon the Initial Purchasers.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

Notices to the Initial Purchasers:

Wells Fargo Securities, LLC
201 South College Street
Charlotte, North Carolina 28288-0604
(fax: 704-383-3663);
Attention:  Managing Counsel, Capital Markets Banking.

with a copy to:

Latham & Watkins LLP
717 Texas Avenue, Suite 1600
Houston, Texas 77002
(fax: 713-546-5401)
Attention:  Ryan J. Maierson

Notices to the Eagle Rock Parties:

1415 Louisiana, Suite 2700
Houston, Texas  77002

(fax:  281-715-4142)
Attention: Charles C. Boettcher

with a copy to:

Vinson & Elkins L.L.P.
2500 First City Tower
1001 Fannin Street
Houston, Texas 77002
(fax:  713-615-5725)
Attention:  Douglas E. McWilliams

(c)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, then to the extent practicable there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Charles C. Boettcher
	Name:	Charles C. Boettcher
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EAGLE ROCK ENERGY FINANCE CORP.

By:	/s/ Charles C. Boettcher
	Name:	Charles C. Boettcher
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EAGLE ROCK ENERGY GP, L.P.

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Charles C. Boettcher
	Name:	Charles C. Boettcher
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

[Signature Page to Purchase Agreement]

EAGLE ROCK ENERGY G&P, LLC

By:	/s/ Charles C. Boettcher
	Name:	Charles C. Boettcher
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

[Signature Page to Purchase Agreement]

CMA PIPELINE PARTNERSHIP LLC
GALVESTON BAY GATHERING LLC
SUPERIOR GAS COMPRESSION, LLC
EROC PRODUCTION, LLC
EAGLE ROCK ENERGY ACQUISITION CO. II, INC.
EAGLE ROCK ENERGY ACQUISITION CO., INC.
EAGLE ROCK ENERGY G&P HOLDING, INC.
EAGLE ROCK MARKETING, LLC
EAGLE ROCK PIPELINE GP, LLC
EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.
EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.
ESCAMBIA ASSET CO. LLC
ESCAMBIA OPERATING CO. LLC
HESCO GATHERING COMPANY, LLC
HESCO PIPELINE COMPANY, LLC
EAGLE ROCK MID-CONTINENT HOLDING, LLC
EAGLE ROCK MID-CONTINENT OPERATING, LLC
EAGLE ROCK MID-CONTINENT ASSET, LLC

By:	/s/ Charles C. Boettcher
Name:	Charles C. Boettcher
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

[Signature Page to Purchase Agreement]

EROC GATHERING COMPANY, LP
EROC MIDSTREAM ENERGY, L.P.
EROC QUITMAN GATHERING CO., L.P.
EAGLE ROCK DESOTO PIPELINE, L.P.
EAGLE ROCK ENERGY SERVICES, L.P.
EAGLE ROCK FIELD SERVICES, L.P.
EAGLE ROCK GOM, L.P.
EAGLE ROCK GAS GATHERING & PROCESSING, LTD.
EAGLE ROCK MIDSTREAM, L.P.
EAGLE ROCK OPERATING, L.P.
EAGLE ROCK PIPELINE, L.P.
EAGLE ROCK UPSTREAM DEVELOPMENT II, L.P.
MIDSTREAM GAS SERVICES, L.P.

By:	Eagle Rock Pipeline GP, LLC, their general partner

By:	/s/ Charles C. Boettcher
	Name:	Charles C. Boettcher
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By:	Eagle Rock Upstream Development Company II, Inc., its general partner

By:	/s/ Charles C. Boettcher
	Name:	Charles C. Boettcher
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

[Signature Page to Purchase Agreement]

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By:	Eagle Rock Upstream Development Company, Inc., its general partner

By:	/s/ Charles C. Boettcher
	Name:	Charles C. Boettcher
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

[Signature Page to Purchase Agreement]

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BNP PARIBAS SECURITIES CORP.

RBS SECURITIES INC.

For themselves and as Representatives of the several

Initial Purchasers named in Schedule 1 hereto

By:	Wells Fargo Securities, LLC

By:	/s/ Jeff Gore
	Name:	Jeff Gore
	Title:	Managing Director

[Signature Page to Purchase Agreement]

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ J. Lex Maultsby
	Name:	J. Lex Maultsby
	Title:	Managing Director

[Signature Page to Purchase Agreement]

By:	BNP Paribas Securities Corp.

By:	/s/ Richard Murphy
	Name:	Richard Murphy
	Title:	Managing Director

[Signature Page to Purchase Agreement]

By:	RBS Securities Inc.

By:	/s/ Michael F. Newcomb II
	Name:	Michael F. Newcomb II
	Title:	Managing Director

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
Wells Fargo Securities, LLC	$96,750,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$36,750,000.00
BNP Paribas Securities Corp.	$36,750,000.00
RBS Securities Inc.	$36,750,000.00
Banco Bilbao Vizcaya Argentaria, S.A.	$10,500,000.00
Citigroup Global Markets, Inc.	$10,500,000.00
Comerica Securities, Inc.	$10,500,000.00
ING Financial Markets LLC	$10,500,000.00
Morgan Keegan & Company, Inc.	$10,500,000.00
RBC Capital Markets, LLC	$10,500,000.00
Scotia Capital (USA) Inc.	$10,500,000.00
UBS Securities LLC	$10,500,000.00
Capital One Southcoast, Inc.	$4,500,000.00
U.S. Bancorp Investments, Inc.	$4,500,000.00
Total	$300,000,000.00

Schedule 1-1

Schedule 2A

Guarantors

G&P LLC

General Partner

CMA Pipeline Partnership, LLC

EROC Gathering Company, LP

EROC Midstream Energy, L.P.

EROC Production, LLC

EROC Quitman Gathering Co., LP

Eagle Rock Acquisition Partnership II, L.P.

Eagle Rock Acquisition Partnership, L.P.

Eagle Rock Desoto Pipeline, L.P.

Eagle Rock Energy Acquisition Co. II, Inc.

Eagle Rock Energy Acquisition Co., Inc.

Eagle Rock Energy G& P Holding, Inc.

Eagle Rock Marketing, LLC

Eagle Rock Energy Services, L.P.

Eagle Rock Field Services, L.P.

Eagle Rock GOM, L.P.

Eagle Rock Gas Gathering & Processing, Ltd.

Eagle Rock Midstream, L.P.

Eagle Rock Operating, L.P.

Eagle Rock Pipeline GP, LLC

Eagle Rock Pipeline, L.P.

Eagle Rock Upstream Development Company, Inc.

Eagle Rock Upstream Development Company II, Inc.

Eagle Rock Upstream Development II, L.P.

Escambia Asset Co. LLC

Escambia Operating Co. LLC

Galveston Bay Gathering, LLC

Hesco Gathering Company, LLC

Hesco Pipeline Company, LLC

Midstream Gas Services, L.P.

Superior Gas Compression, LLC

Eagle Rock Mid-Continent Holding, LLC

Eagle Rock Mid-Continent Operating, LLC

Eagle Rock Mid-Continent Asset, LLC

Schedule 2A-1

Schedule 2B

General Partners	Limited Partnership
General Partner	Partnership
G&P LLC	General Partner
Eagle Rock Pipeline GP, LLC

Eagle Rock GOM, L.P.

Eagle Rock Desoto Pipeline, L.P.

Eagle Rock Midstream, L.P.

Eagle Rock Pipeline, L.P.

Eagle Rock Gas Gathering and Processing, Ltd.

Eagle Rock Field Services, L.P.

Eagle Rock Operating, L.P.

Eagle Rock Energy Services, L.P.

Midstream Gas Services, L.P.

EROC Gathering Company, LP

EROC Midstream Energy, L.P.

EROC Quitman Gathering Co., LP

Eagle Rock Upstream Development II, L.P.

Eagle Rock Upstream Development Company II, Inc.	Eagle Rock Acquisition Partnership II, L.P.
Eagle Rock Upstream Development Company, Inc.	Eagle Rock Acquisition Partnership, L.P.

Schedule 2B-1

Schedule 3

Pricing Supplement

Schedule 3-1

Annex A-1

Form of Opinion of Vinson & Elkins L.L.P.

1.     Each of the Eagle Rock Parties validly exists and is in good standing under the laws of its jurisdiction of organization, is duly registered or qualified to do business and is in good standing in each jurisdiction set forth opposite its name on Schedule        hereto, and each has all power and authority necessary to own or lease its properties and to conduct its businesses in which it is engaged.

2.     The General Partner is the sole general partner of the Partnership, with all necessary limited liability company authority to act as general partner of the Partnership.

3.     Each of the Eagle Rock Parties has full right, power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its respective obligations thereunder.

4.     Each Transaction Document has been duly authorized, validly executed and delivered by each of the Eagle Rock Parties party thereto.

5.     The Indenture, assuming due authorization, execution and delivery by the Trustee, constitutes the valid and binding obligation of the Eagle Rock Parties enforceable against the Eagle Rock Parties in accordance with its terms, subject to the Enforceability Exceptions.

6.     The Registration Rights Agreement, assuming due authorization, execution and delivery by the parties thereto, constitutes the valid and binding obligation of the Eagle Rock Parties enforceable against the Eagle Rock Parties in accordance with its terms, subject to the Enforceability Exceptions.

7.     When the Notes have been duly authenticated and delivered by the Trustee in accordance with the Indenture and payment therefor has been made by the Initial Purchasers in accordance with the Agreement, the Securities will be duly and validly issued and constitute valid and binding obligations of the Eagle Rock Parties, enforceable against the Eagle Rock Parties in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

8.     When the Exchange Notes have been validly issued and duly authenticated in accordance with the terms of the Exchange Offer, the Indenture and the Registration Rights Agreement, the Exchange Securities will constitute valid and binding obligations of the Eagle Rock Parties, enforceable against the Eagle Rock Parties in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

9.     The execution, delivery and performance by each of the Eagle Rock Parties of each of the Transaction Documents to which it is a party, the issuance of the Securities and the Exchange Securities and compliance by the Eagle Rock Parties with the terms thereof and the

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consummation of the Transactions does not and will not (i) assuming application of the proceeds from the sale of the Securities in the manner set forth in the Offering Memorandum, violate, or constitute a breach or default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, that is filed or incorporated by reference as an exhibit to (A) the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010 and (B) each current or periodic report filed by the Partnership with the Commission from the date of filing of such Annual Report to the date hereof; (ii) result in any violation of the provisions of the Constituent Documents of any of the Partnership or the Subsidiaries or (iii) result in the violation of any law or statute or any Applicable Order, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default except as would not reasonably be expected to have a Material Adverse Effect; provided, however, that the opinion expressed in clause (iii) herein shall not include federal or state securities or “Blue Sky” laws or other antifraud statutes, rules or regulations; provided further, however, that Applicable Order means judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority identified in a certificate of the Partnership and provided to such counsel.

10.   Except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Act, the Trust Indenture Act and applicable state securities or “Blue Sky” laws, (ii) such consents that have been, or prior to the Closing Date will have been, obtained and (iii) such consents that, if not obtained, would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any Delaware or Texas court or governmental agency or body having jurisdiction over any of the Eagle Rock Parties or any of their respective properties is required in connection with the offering, issuance and sale of the Securities by the Eagle Rock Parties in the manner contemplated herein or in the Offering Memorandum, the execution, delivery and performance of this Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement by the Eagle Rock Parties or the consummation by the Eagle Rock Parties of the Transactions.

11.   The statements in the Offering Memorandum and the Final Memorandum under the captions “Description of Notes” and “Summary — The Offering,” insofar as they purport to constitute summaries of the documents described therein, are accurate in all material respects.

12.   The statements in the Offering Memorandum and Final Memorandum under the caption “Certain United States Federal Income and Estate Tax Considerations,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, constitute accurate summaries of the matters described therein in all material respects.

13.   None of the Eagle Rock Parties is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum and the Final Memorandum, will be, an “investment company” within the meaning of the Investment Company Act.

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14.   The Indenture appears to be appropriately responsive in all material respects to the requirements of the Trust Indenture Act.

15.   Assuming (i) the accuracy of the representations and warranties of the Eagle Rock Parties and the Initial Purchasers set forth in this Agreement, (ii) the due performance by the Eagle Rock Parties and the Initial Purchasers of the covenants and agreements set forth in this Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, and (iv) that the Initial Purchaser is an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act, (a) the offer, sale and delivery of the Securities to the Initial Purchasers by the Issuers and (b) the initial resale of the Securities by the Initial Purchasers, each in the manner contemplated by this Agreement and the Offering Memorandum, do not require registration under the Securities Act, provided, however, that such counsel need not express any opinion as to any subsequent reoffer or resale of any of the Securities..

In addition, Vinson & Elkins LLP shall include in its opinion or a separate letter the following language:

In rendering such opinion, such counsel may (i) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on the representations and warranties contained in the Agreement, certificates of responsible officers of the Eagle Rock Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinions are limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act, the laws of the State of New York and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of certain of the Eagle Rock Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of such jurisdiction (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to such counsel), (v) assume that all parties to the Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Agreement, and (vi) state that they express no opinion with respect to (A) permits to own or operate any personal or real property or (B) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership and the Subsidiaries may be subject. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Eagle Rock Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Offering Memorandum and the Final Memorandum and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Offering Memorandum and the Final Memorandum (except to the extent specified in the foregoing opinion), based on

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the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

•                  the Offering Memorandum, as of 4:15 p.m. (New York City time) on May 24, 2011 (together with the documents incorporated therein at that date), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•                  the Final Memorandum, as of its date and as of the date hereof (together with the documents incorporated therein as of those respective dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case such counsel need express no opinion with respect to (i) the financial statements included therein, including the notes and schedules thereto and the independent public accountants’ reports thereon, (ii) the other financial data contained in or omitted from the Offering Memorandum and the Final Memorandum, (iii) the representations and warranties and other statements of fact included in the exhibits to any document incorporated by reference therein or (iv) the estimated oil and natural gas reserve evaluations and related calculations.  In addition, with respect to statements contained in the Offering Memorandum, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

In the immediately preceding paragraph and paragraphs 11 and 12, references to the Preliminary Memorandum, any Issuer Written Communication, the Offering Memorandum, the Final Memorandum and any amendment or supplement to any of the foregoing do not include references to any of the following, as to which such counsel will not be asked to comment, which the Offering Memorandum, the Final Memorandum or any amendment or supplement contains or incorporates by reference or omits: (i) any financial statements or schedules included or incorporated by reference, including the notes thereto and the independent registered public accounting firm’s reports thereon and the other financial and accounting data included therein or omitted therefrom and (ii) the estimated oil and natural gas reserve evaluations and related calculations.

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Annex A-2

Form of General Counsel Opinion

1.             To the best knowledge of counsel, except as described in the Offering Memorandum and the Final Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Issuer or Guarantor is or may be a party or to which any property of any Issuer or Guarantor is or may be the subject which, individually or in the aggregate, if determined adversely to such Issuer or Guarantor, would not reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best of our knowledge, contemplated by any governmental or regulatory authority or threatened by others.

2.             The descriptions in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum of statutes, legal, governmental and regulatory proceedings and contracts and other documents (other than the Indenture and the Securities) are accurate in all material respects; and, to the best of our knowledge, (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Preliminary Memorandum, the Offering Memorandum, or the Final Memorandum and that are not so described in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum and (ii) there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Preliminary Memorandum or described in the Preliminary Memorandum or the Final Memorandum and that have not been so filed as exhibits to the Preliminary Memorandum or described in the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum.

3.             Except as described in the Offering Memorandum and the Final Memorandum, the Partnership owns (i) 100% of the capital stock of FinanceCo, Eagle Rock Energy G&P Holding, Inc., a Delaware corporation, Eagle Rock Energy Acquisition Co., Inc., a Delaware corporation, and Eagle Rock Energy Acquisition Co. II, Inc., a Delaware corporation, (ii) 100% of the limited liability company interests of each Eagle Rock Marketing, LLC, a Delaware limited liability company, Eagle Rock Pipeline GP, LLC, a Delaware limited liability company, Eagle Rock Gas Services, LLC, a Delaware limited liability company, EROC Production, LLC, a Delaware limited liability company, and Eagle Rock Mid-Continent Holding, LLC, a Delaware limited liability company, (iii) 99.5% of the limited liability company interests of G&P LLC, (iv) a 99.999% limited partner interest of EROC Midstream Energy, L.P., a Delaware limited partnership, (v) a 99% limited partner interest of each of Eagle Rock Pipeline, L.P., a Delaware limited partnership, and Eagle Rock Upstream Development II, L.P., a Delaware limited partnership, and (vi) a 95% limited partner interests of each of Eagle Rock Acquisition Partnership, L.P., a Delaware limited partnership, and Eagle Rock Acquisition Partnership, II L.P., a Delaware limited partnership (the entities named in subparts (i)-(v), together with FinanceCo, Eagle Rock Energy G&P Holding, Inc., a Delaware corporation, Eagle Rock Energy Acquisition Co., Inc., a Delaware corporation, Eagle Rock Energy Acquisition Co. II, Inc., a Delaware corporation and the Partnership, the “Eagle Rock Group”). All such capital stock, limited liability company interests or limited partnership interest, as the case may be, are owned

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free and clear of all liens, encumbrances (except restrictions on transferability as described in the Offering Memorandum and the Final Memorandum), security interests, equities, charges and other claims (other than those arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law (the “DGCL”) or the Delaware LLC Act.

In addition, such General Counsel shall include in his opinion or a separate letter the following language:

In rendering such opinion, such counsel may (i) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on the representations and warranties contained in the Agreement, certificates of responsible officers of the Eagle Rock Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinions are limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act, and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of certain of the Eagle Rock Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of such jurisdiction (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to such counsel), (v) assume that all parties to the Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Agreement, and (vi) state that they express no opinion with respect to (A) permits to own or operate any personal or real property or (B) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership and the Subsidiaries may be subject. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

In paragraphs 1-2, references to the Preliminary Memorandum, any Issuer Written Communication, the Offering Memorandum, the Final Memorandum and any amendment or supplement to any of the foregoing do not include references to any of the following, as to which such counsel will not be asked to comment, which the Offering Memorandum, the Final Memorandum or any amendment or supplement contains or incorporates by reference or omits: (i) any financial statements or schedules included or incorporated by reference, including the notes thereto and the independent registered public accounting firm’s reports thereon and the other financial and accounting data included therein or omitted therefrom and (ii) the estimated oil and natural gas reserve evaluations and related calculations.

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